As filed with the Securities and Exchange Commission on October 1, 1998
                                                     Registration  No. 333-_____
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   ---------

                                   FORM S-8
                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933

                                   ---------

                        INTERSTATE/ JOHNSON LANE, INC.
            (Exact name of Registrant as specified in its Charter)

               DELAWARE                                   56-1470946
    (State or other Jurisdiction of         (I.R.S. Employer Identification No.)
     Incorporation or Organization)


         IJL FINANCIAL CENTER
        201 NORTH TRYON STREET
       CHARLOTTE, NORTH CAROLINA                              28202
(Address of principal executive offices)                    (Zip Code)

                              -------------------

                        INTERSTATE/ JOHNSON LANE, INC.
                           LONG-TERM INCENTIVE PLAN
                            AS AMENDED AND RESTATED
                          EFFECTIVE OCTOBER 21, 1997
                          (Full title of the Plan(s))

                              -------------------

                               MICHAEL D. HEARN
                         SECRETARY AND GENERAL COUNSEL
                        INTERSTATE/ JOHNSON LANE, INC.
                             IJL FINANCIAL CENTER
                            201 NORTH TRYON STREET
                        CHARLOTTE, NORTH CAROLINA 28202
                    (Name and Address of Agent for Service)

                                (704) 379-9000
         (Telephone Number, Including Area Code, of Agent for Service)

                                   Copy to:
                           BARNEY STEWART III, ESQ.
                            MOORE & VAN ALLEN, PLLC
                         NATIONSBANK CORPORATE CENTER
                       100 NORTH TRYON STREET, FLOOR 47
                     CHARLOTTE, NORTH CAROLINA 28202-4003
                                (704) 331-1000

                              ------------------


                              CALCULATION OF REGISTRATION FEE
==========================================================================================

                                                          Proposed
     Title of                       Proposed Maximum      Maximum
 Securities to be   Amount to be   Offering Price Per    Aggregate         Amount of
    Registered       Registered         Share(1)       Offering Price   Registration Fee
==========================================================================================

Common Stock       650,000 shares       $29.50          $19,175,000        $5,656.63
==========================================================================================

(1) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee, based upon the closing price reported by the New York Stock Exchange on October 1, 1998.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents heretofore filed by Interstate/ Johnson Lane, Inc., a Delaware corporation (the "Company" or the "Registrant"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997 (File No. 001-08592);

      (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1997, March 31, 1998 and June 30, 1998; and

      (c) The description of the common stock contained in the Company's Registration Statement on Form 8-A, which became effective on July 31, 1985.

      In addition, all documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all the securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") permits a corporation to indemnify its directors and officers against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding, whether criminal or civil, brought by a third party if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

      Section 102 of the Delaware Law provides that a corporation may include in its certificate of incorporation a provision eliminating or limiting the personal liability of directors for monetary damages for breach of fiduciary duty, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith that involve intentional misconduct or a knowing violation of the law; (iii) conduct in violation of Section 174 of the Delaware

Law (which section relates to unlawful distributions); or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

       Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT NO.     DESCRIPTION OF DOCUMENT
- -----------     -----------------------

   4 Interstate/ Johnson Lane, Inc. Long-Term Incentive Plan as Amended and Restated Effective October 21, 1997 (incorporated by reference to Exhibit 10(o) in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997 (File No. 001-08592))

  23            Consent of Independent Accountants

  24            Power of Attorney (included on the signature page)


ITEM 9.  UNDERTAKINGS.

      (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on September 28, 1998.

                                    INTERSTATE/ JOHNSON LANE, INC.


                                    By:   /s/ JAMES H. MORGAN
                                          --------------------------
                                          James H. Morgan
                                          President, Chief Executive Officer and
                                          Chairman of the Board of Directors


                              POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints James
H. Morgan and Edward C. Ruff, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might, or could, do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registrant Statement has been signed by the following persons in the capacities and on the dates indicated.


             SIGNATURE                          TITLE                    DATE
             ---------                          -----                    ----

/s/ JAMES H. MORGAN                 President, Chief Executive   October 1, 1998
- ---------------------------         Officer and Chairman of the
James H. Morgan                     Board of Directors

/s/ EDWARD C. RUFF                  Executive Vice President,    October 1, 1998
- ---------------------------         Chief Operating Officer and
Edward C. Ruff                      Director

/s/ LEWIS F. SEMONES, JR.           Chief Financial Officer      October 1, 1998
- ---------------------------         (Principal Financial
Lewis F. Semones, Jr.               Officer)

/s/ C. FRED WAGSTAFF, III           Assistant Vice President     October 1, 1998
- ---------------------------         (Principal Accounting
C. Fred Wagstaff, III               Officer)

/s/ JOHN B. ELLIS
- ---------------------------
John B. Ellis                        Director                    October 1, 1998

/s/ J. ALEX MCMILLAN, III
- ---------------------------
J. Alex McMillan, III                Director                    October 1, 1998


                                       4


/s/ B. FRANKLIN SKINNER
- ---------------------------
B. Franklin Skinner                  Director                    October 1, 1998

/s/ PETER R. KELLOGG
- ---------------------------
Peter R. Kellogg                     Director                    October 1, 1998

/s/ DUDLEY G. PEARSON
- ---------------------------
Dudley G. Pearson                    Director                    October 1, 1998

/s/ GRADY G. THOMAS, JR.
- ---------------------------
Grady G. Thomas, Jr.                 Director                    October 1, 1998

/s/ MINOR MICKEL SHAW
- ---------------------------
Minor Mickel Shaw                    Director                    October 1, 1998


                                       5